As filed with the Securities and Exchange Commission on January 9, 2015

Registration No. 333-200445

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2 TO THE
FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CAPE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	6035	26-1294270
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

225 North Main Street

Cape May Court House, New Jersey 08210

(609) 465-5600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Registrant’s Principal Executive Offices)

Michael D. Devlin

President and Chief Executive Officer

225 North Main Street

Cape May Court House, New Jersey 07302

(609) 465-5600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Agent for Service)

Copies to:

Marc Levy, Esq.	Robert A. Schwartz, Esq.
Eric Luse, Esq	John Bitar, Esq.
Luse Gorman Pomerenk & Schick, P.C.	Windels Marx Lane & Mittendorf, LLP
5335 Wisconsin Avenue, N.W., Suite 780	120 Albany Street Plaza, 6th Floor
Washington, D.C. 20015	New Brunswick, NJ 08901
Phone: (202) 274-2000	Phone: (732) 846-7600

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)      ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)      ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	3,307,678 shares (1)	(2)	$51,360,081 (2)	$5,968 (3)
(1)	Represents the estimated maximum number of shares of Cape Bancorp, Inc. common stock estimated to be issuable upon the completion of the merger to which this Registration Statement relates.
(2)	Pursuant to Rule 457(f), the registration fee was computed on the basis of $51,360,081, the market value of the common stock of Colonial Financial Services, Inc. to be exchanged or cancelled in the merger, computed in accordance with Rule 457(c) multiplied by the number of shares of common stock of Colonial Financial Services, Inc. that may be received by the Registrant and/or cancelled upon consummation of the merger.
(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 is being filed solely to file exhibit 8.1 to this Registration Statement (Registration No. 333-200445), and no changes or additions are being made hereby to the joint proxy statement/prospectus constituting Part I of this Registration Statement or to Items 20 or 22 of Part II of this Registration Statement. Accordingly, such joint proxy statement/prospectus and Items 20 and 22 of Part II have not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21.  Exhibits and Financial Statement Schedules

The exhibits and financial statements filed as part of this Registration Statement are as follows:

Exhibits

2.1	Agreement and Plan of Merger by and among Cape Bancorp, Inc. and Colonial Financial Services, Inc. (Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2014/File No. 001-33934.)

3.1	Articles of Incorporation of Cape Bancorp, Inc. (Filed as an exhibit to the Registration Statement on Form S-1 of Cape Bancorp, Inc. (file no. 333-146178), originally filed with the Securities and Exchange Commission on September 19, 2007.)

3.2	Amended and Restated Bylaws of Cape Bancorp, Inc. (Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 17, 2013/File No. 001-33934.)

4	Form of Common Stock Certificate of Cape Bancorp, Inc. (Filed as an exhibit to the Registration Statement on Form S-1 of Cape Bancorp, Inc. (file no. 333-146178), originally filed with the Securities and Exchange Commission on September 19, 2007.)

5.1	Opinion of Luse Gorman Pomerenk & Schick, P.C., as to the legality of the security being issued*

8.1	Form of Opinion of Luse Gorman Pomerenk & Schick, P.C., as to tax matters

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10.1	Form of Employee Stock Ownership Plan (Filed as an exhibit to the Registration Statement on Form S-1 of Cape Bancorp, Inc. (file no. 333-146178), originally filed with the Securities and Exchange Commission on September 19, 2007.)

10.2	Employment Agreement for Michael D. Devlin (Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 25, 2012.)

10.3	Change in Control Agreement for Guy Hackney (Filed as an exhibit to the Company’s Current Report on Form 8-K filed on October 6, 2010.)

10.4	Change in Control Agreement for James McGowan, Jr. (Filed as an exhibit to the Company’s Current Report on Form 8-K filed on October 6, 2010.)

10.5	Change in Control Agreement for Michele Pollack (Filed as an exhibit to the Company’s Current Report on Form 8-K filed on October 6, 2010.)

10.6	Change in Control Agreement for Charles L. Pinto (Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2011.)

10.7	Form of Director Retirement Plan (Filed as an exhibit to the Registration Statement on Form S-1 of Cape Bancorp, Inc. (file no. 333-146178), originally filed with the Securities and Exchange Commission on September 19, 2007.)

10.8	2008 Equity Incentive Plan (Filed as an exhibit to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on July 16, 2008.)

16	Letter of Baker Tilly Virchow Krause, LLP certifying a change in accountants*

21	Subsidiaries of Cape Bancorp, Inc. (Filed as an exhibit to the Company’s December 31, 2013 Annual Report to Stockholders on Form 10-K filed with the Securities and Exchange Commission on March 11, 2014/File No. 001-33934)

23.1	Consent of Crowe Horwath LLP *

23.2	Consent of KPMG LLP *

23.3	Consent of BDO USA, LLP *

23.4	Consent of Baker Tilly Virchow Krause, LLP *

23.5	Consent of Keefe, Bruyette & Woods, Inc. *

23.6	Consent of FinPro Capital Advisors, Inc. *

23.7	Consent of Sterne, Agee & Leach, Inc. *

23.8	Consent of Luse Gorman Pomerenk & Schick, a Professional Corporation (set forth in Exhibits 5.1 and 8.1)

24	Power of attorney (set forth on the signature pages to this Registration Statement)

99.1	Consent of Proposed Director*

99.2	Consent of Proposed Director*

*	Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cape May Court House, State of New Jersey, on January 9, 2015 .

CAPE BANCORP, INC.

By:	/s/ Michael D. Devlin
Michael D. Devlin
President, Chief Executive Officer and Director
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Michael D. Devlin	President, Chief Executive Officer and Director	January 9, 2015
Michael D. Devlin	(Principal Executive Officer)

/s/ Guy Hackney	Executive Vice President and Chief Financial Officer	January 9, 2015
Guy Hackney	(Principal Financial and Accounting Officer)

*	Director	January 9, 2015
James J. Lynch

*	Director	January 9, 2015
Agostino R. Fabietti

*	Director	January 9, 2015
Roy Goldberg

*	Director	January 9, 2015
Benjamin D. Goldman

*	Director	January 9, 2015
Frank J. Glaser

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*	Director	January 9, 2015
Althea L.A. Skeels

*	Director	January 9, 2015
David C. Ingersoll, Jr.

*	Director	January 9, 2015
Matthew J. Reynolds

*	Director	January 9, 2015
Thomas K. Ritter

* Pursuant to a Power of Attorney contained in the signature page to the Registration Statement on Form S-4 of Cape Bancorp, Inc. on November 21, 2014.

/s/ Michael D. Devlin
Michael D. Devlin

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